RGC RESOURCES, INC.
RESTRICTED STOCK PLAN

ARTICLE I
PURPOSE

RGC Resources, Inc. (the “Company”), a Virginia corporation, hereby establishes the RGC Resources, Inc. Restricted Stock Plan (this “Plan”) to promote the interests of the Company and its shareholders through (a) the attraction and retention of key employees essential to the success of the Company and (b) enabling such individuals to share in the growth and success of the Company through the grant of Restricted Stock, as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan.

ARTICLE II
DEFINITIONS

Section 2.1     “Agreement” or “Award Agreement” shall mean a written agreement between the Company and a Participant implementing an Award, and setting forth the particular terms, conditions and restrictions of the Award.
Section 2.2 “Award” shall mean an award or grant made to a Participant under Article V.
Section 2.3     “Board” or “Board of Directors” shall mean the Board of Directors of the Company.
Section 2.4 “Change in Control” shall be defined in Section 7.2.
Section 2.5     “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.
Section 2.6     “Committee” shall mean the Compensation Committee of the Board or the Board acting directly under Article VIII.
Section 2.7     “Common Stock” or “Stock” shall mean the Common Stock of the Company, par value $5.00 per share, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.
Section 2.8     “Company” shall mean RGC Resources Inc., a Virginia corporation, or any successor thereto.
Section 2.9      “Disability” shall mean (a) the mental or physical disability of the Participant defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in his or her full-time position at the Company for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant’s Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.
Section 2.10     “Effective Date” shall mean the date this Plan is approved by the Company's shareholders.
Section 2.11     “Eligible Employee” shall mean an Employee who is an officer or other management or highly compensated employee of the Company as designated by the Committee to be eligible to participate in the Plan.
Section 2.12     “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.
Section 2.13     “Fair Market Value” shall mean, on any given date, the closing price of Common Stock as reported on the composite tape of the primary stock exchange in which the Common Stock is listed on such day or, if no Shares were traded on such stock exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by Nasdaq, or such other source as the Committee may select.
Section 2.14     “Participant” shall mean an Eligible Employee who has been selected from time to time under Article III to receive an Award under the Plan.
Section 2.15     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
Section 2.16     “Restricted Stock” shall mean the Shares awarded to a Participant pursuant to Article V herein.
Section 2.17     “Restriction Period” shall mean the period during which the transfer of certain Shares of Restricted Stock is restricted pursuant to Article V.

Section 2.18     “Retirement” shall mean the termination of employment for a Participant consistent with the provisions for normal retirement (i.e., age 65) under the defined benefit pension plan sponsored by the Company.
Section 2.19     “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act or any successor rule as amended from time to time.
Section 2.20     “Section 162(m)” shall mean Section 162(m) of the Code, or any successor section under the Code, as amended from time to time.
Section 2.21     “Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder or any successor law, as amended from time to time.
Section 2.22 “Shares” shall mean shares of Common Stock of the Company.
Section 2.23     “Subsidiary” shall mean any entity with respect to which the Company owns, either directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other ownership interest.
Section 2.24     "Vesting Period" shall mean the period during which the transfer of unvested Shares of Restricted Stock is restricted and is subject to a risk of forfeiture pursuant to Article V.
ARTICLE III
ELIGIBILITY

Section 3.1     Eligibility. The Committee shall have sole and complete discretion in determining the Eligible Employees who shall be eligible to participate in the Plan.  An Eligible Employee of the Company designated by the Committee as eligible hereunder shall be considered a Participant upon receiving an Award under the Plan.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

Section 4.1     Number of Shares. Subject to adjustment as provided for in Section 4.3 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 300,000 Shares. Shares issued pursuant to Awards under the Plan may be authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.
Section 4.2     Forfeited Shares. In the event that shares issued pursuant to the Awards are cancelled or forfeited for any reason, the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.
Section 4.3     Capital Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure, capitalization or Shares of the Company, the Committee shall make such adjustments as are appropriate in the maximum number and kind of Shares that may be issued under the Plan and to any Participant, and in the number and kind of Shares covered by any Awards granted before such change.  Such adjustments shall be intended to put the Participant in the same position as he or she was in immediately before such event. Any adjustments will comply with Code Section 409A to the extent required to avoid penalties.
ARTICLE V
RESTRICTED STOCK

Section 5.1     Grant of Restricted Stock. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time, and, from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.
Section 5.2     Restricted Stock Award Agreement. Each share of Restricted Stock granted hereunder shall be evidenced by an Award Agreement that shall specify the Vesting Period, the Restriction Period, the conditions which must be satisfied prior to removal of certain restrictions, the events causing forfeiture of such Shares during the Vesting Period, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, any other conditions or restrictions that the Committee may deem advisable in the Award Agreement, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.
Section 5.3     Vesting Period. Shares of Restricted Stock granted in an Award shall be subject to a "Vesting Period" whereby the Shares awarded shall be subject to a substantial risk of forfeiture until certain dates, at which time such Shares or a portion of such Shares shall begin to "vest" over time and no longer be subject to a substantial risk of forfeiture. At the outset of the Award, the Committee shall have the discretion to establish the Vesting Period for each Award and the schedule by which the Shares of Restricted Stock shall vest, but, unless the Committee establishes otherwise, the Vesting Period for an Award shall be three years with one-third of the Shares vesting on the first, second and third anniversaries of the effective date of the Award, respectively. Subject to Section 5.7 and Article VII, if a Participant resigns or is otherwise terminated from employment with the Company prior to the end of the Vesting Period, he or she will forfeit all interest to his or her unvested Shares of Restricted Stock granted in an Award.
Section 5.4     Restriction Period for Non-transferability. Except as otherwise provided in this Article, but notwithstanding the removal of any substantial risk of forfeiture upon vesting pursuant to Section 5.3, Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and all cash dividends on such Shares must be re-invested in Common Stock, until the termination of the applicable Restriction Period or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. The Restriction Period for Shares shall apply until the Shares vest under Section 5.3 and thereafter shall apply to 75% of such vested Shares unless the Participant satisfies the following minimum levels of ownership of Common Stock:
President, CEO    300% of annual base salary
CFO, COO    200% of annual base salary
Vice Presidents    150% of annual base salary

The Committee will use its discretion to determine when such minimum levels shall be measured by reference to their Fair Market Value. For purpose of clarity, with respect to vested Shares, once a Participant satisfies such minimum level of ownership of Common Stock or once the Participant is no longer employed by the Company, the restrictions on the Shares, including the requirement for re-investing cash dividends, shall lapse and no longer be applicable.
Section 5.5     Voting Rights. During the Vesting and Restriction Periods, the Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.
Section 5.6     Dividends and Other Distributions. During the Vesting and Restriction Periods, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares, subject to any requirement to re-invest cash dividends provided in Section 5.4. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.
Section 5.7     Death, Disability or Retirement. Except as otherwise provided in a Participant’s Award Agreement, in the event of the Participant’s death, Disability, or Retirement while an Employee, the Vesting and Restriction Periods shall be deemed to have ended, the restrictions and risk of forfeiture on the Shares awarded to the Participant shall be removed.
ARTICLE VI
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

Awards to Covered Participants shall be governed by the conditions of this Article in addition to the requirements of Article V above. “Covered Participant” shall mean a Participant who is a “covered employee” as defined in Code Section 162(m) (3). All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m). All Awards under this Plan to Covered Participants or to other Participants who may become Covered Participants at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Article, which is to avoid the loss of deductions by the Company under Code section 162(m).
ARTICLE VII
CHANGE IN CONTROL

Section 7.1     Vesting Upon Change in Control Agreements. Upon a Change in Control, as defined below, the Vesting Period applicable to any award shall be accelerated and deemed completed. The Restricted Period, for purpose of clarity, shall not be affected.
Section 7.2     Change in Control Defined. For purposes of this Article, “Change in Control” shall have the same meaning as such term or similar term is defined in a Participant’s individual agreement with the Company that relates to such Participant’s compensation and benefits upon the occurrence of a change in ownership of the Company or similar event.
(a)    In the event there is no such agreement, “Change in Control” shall mean:
(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an acquisition of control: any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any acquisition by any corporation pursuant to a reorganization, merger, share exchange or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied;
(ii) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then composing the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, share exchange or consolidation, in each case, unless, following such reorganization, merger, share exchange or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger, share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding  shares of common stock of the corporation resulting from such reorganization, merger, share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation;

(iv) Approval by the shareholders of the Company and consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute a “Change in Control” under subsection (iii) or (iv) of this Section.

(b)    Notwithstanding (a) above, if the Participant’s employment is terminated before a Change in Control as defined in this Section and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a “Change in Control” and who effectuates a “Change in Control” or (ii) otherwise occurred in connection with, or in anticipation of, a “Change in Control” which actually occurs, then for all purposes of this Agreement, the date of a “Change in Control” with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.

ARTICLE VIII
ADMINISTRATION

Section 8.1     The Committee. The Plan shall be administered and interpreted by the Committee, which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (a) to determine the terms and conditions upon which Awards may be made; (b) to determine the Participants to whom Awards shall be made; (c) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (d) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (e) to establish, amend, or waive rules or regulations for the Plan’s administration; (f) to accelerate the termination of any Period of Restriction; and (g) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan. Notwithstanding anything to the contrary, the Board shall have the authority to exercise any and all powers of the Committee under the Plan.
Section 8.2     Committee Decisions. Unless strictly and expressly prohibited by law, all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.
Section 8.3     Rule 16b-3, Section 162(m) and Section 409A Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3, Section 162(m) or Section 409A, if applicable.
ARTICLE IX
 GENERAL PROVISIONS

Section 9.1     Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes, subject to the statutory minimum, required by law to be withheld from Awards made under this Plan. The Participant may remit to the Company the amount of any taxes required to be withheld from such payment in cash, or, in lieu thereof, the Company may elect to withhold (or elect to offer the opportunity to the Participant to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.
Section 9.2     Guidelines Applicable to all Awards. All Awards awarded to a Participant under the Plan and not previously paid shall be immediately forfeited and canceled in their entirety if the Participant, without the prior written consent of the Company, and while employed by the Company, becomes associated with, employed by, renders services to, consults with, acquires ownership of more than five percent of any class of stock of, or acquires beneficial ownership of more than five percent of the earnings or profits of any corporation, partnership, proprietorship, trust, or other entity that, in the  Committee’s judgment, competes directly or indirectly with the Company or any subsidiary in any of their lines of business.
Section 9.3     Non-transferability. No Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of the Participant in an Award under this Plan.
Section 9.4     No Right to Employment. Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Company.
Section 9.5     Amendment of Plan or Awards. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement that is a requirement for the performance-based compensation exception under Code Section 162(m). In no event shall the Committee increase the amount payable pursuant to an Award after it has been granted. Notwithstanding the preceding, the Committee may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Section 409A of the Code, the Listed Company Manual of the New York Stock Exchange or Listing Standard 4350 (C) (i) (A) of NASDAQ.
Section 9.6     Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock awarded under this Plan shall be considered extraordinary, special incentive compensation and will not be included as “earnings,” “wages,” “salary” or “compensation” in any pension, welfare, life insurance, or other employee benefit arrangement of the Company except as otherwise specifically provided in such arrangement.
Section 9.7     Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan and to make appropriate references to the restrictions imposed on such Shares.

Section 9.8     Special Rule 1635.3 Provisions. All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3.
Section 9.9     Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.
Section 9.10     Severability. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and endorsed as if such illegal or invalid provision had never been contained in this Plan.
Section 9.11     Effect of Headings. The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.
Section 9.12     No Liability. No member of the Board or the Committee or any officer or Employee shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. To the full extent permitted by law, the Company shall indemnify and hold harmless the members of the Committee, the Board and the officers and Employees, and each of them, from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct in their official capacities in connection with the administration of this Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with h